EXHIBIT 10.12

                             AMENDED AND RESTATED
                      NON-QUALIFIED STOCK OPTION AGREEMENT


            THIS AGREEMENT, dated as of April 3, 1997, is made by and between Domain Energy Corporation, a Delaware corporation hereinafter referred to as the "Corporation", and Michael V. Ronca, an employee of the Corporation or a Subsidiary (as defined below) or Affiliate (as defined below) of the Corporation, hereinafter referred to as "Optionee".

            WHEREAS, the Corporation wishes to afford the Optionee the opportunity to purchase shares of its Common Stock, par value $.01 per share (the "Common Stock");

            WHEREAS, the Corporation wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

            WHEREAS, the Committee (as hereinafter defined), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Corporation and its stockholders to grant the Option (as hereinafter defined) provided for herein to the Optionee, and has advised the Corporation thereof and instructed the undersigned officers to issue said Options;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

            Whenever the following terms are used in this Agreement, they shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.

SECTION 1.1 - AFFILIATE

            "Affiliate" shall mean, with respect to the Corporation, any corporation directly or indirectly controlling, controlled by, or under common control with, the Corporation or any other entity designated by the Board of Directors of the Corporation in which the Corporation or an Affiliate has an interest.

                                                                 EXHIBIT 10.12

SECTION 1.2 - CAUSE

            "Cause" shall mean, except as otherwise provided in an employment agreement between the Corporation and the Optionee, (a) the commission of an act of fraud or embezzlement or other willful misconduct against the Corporation or its Affiliates (including the unauthorized disclosure of confidential or proprietary information of the Corporation or any of its Subsidiaries which results in material financial loss to the Corporation or any of its Affiliates),
(b) the commission by the Optionee of a felony, or (c) the willful failure to render services to the Corporation or any of its Affiliates in accordance with his employment which failure amounts to a material neglect of duties to the Corporation or any of its Affiliates. A termination of Optionee by the Corporation for Cause shall be made by delivery to Optionee of a resolution adopted by the Board of Directors (after 30 days prior written notice to Optionee and reasonable opportunity for Optionee to be heard before the Board prior to such vote) finding that in the good faith business judgment of the Board, Optionee was guilty of conduct set forth in any of clauses (a) through
(c) above and specifying the particulars thereof.

SECTION 1.3 - CHANGE OF CONTROL

            "Change of Control" shall mean the occurrence of either (a) the purchase or other acquisition by any person, entity or group (within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, or any comparable successor provisions) of persons or entities (a "Group"), other than the FRC Entities, of (i) ownership of fifty percent (50%) or more of the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally or (ii) all or substantially all of the direct and indirect assets of the Corporation and its Subsidiaries or (b) any merger, consolidation, reorganization or other business combination of the Corporation with or into any other entity which results in a person, entity or Group other than First Reserve or any of its Affiliates owning fifty percent (50%) or more of the combined voting power of the surviving or resulting corporation's then outstanding voting securities entitled to vote generally.

SECTION 1.4 - CLOSING DATE

            "Closing Date" shall have the same meaning as in the Securityholders Agreement.

SECTION 1.5 - COMMITTEE

            "Committee" shall mean the Compensation Committee of the Corporation.

                                                                 EXHIBIT 10.12

SECTION 1.6 - COMMON STOCK

            "Common Stock" shall mean the Corporation's common stock, par value $.01 per share.

SECTION 1.7 - EQUITY VALUE

            "Equity Value" shall mean the sum of:

                  (i) all amounts actually received by Investors from time to time on a cumulative basis through the date of determination of (A) cash
      (x) through any cash dividend or other distribution on account of the Investor Stock or (y) in connection with either (1) any disposition (whether by way of redemption, repurchase, repayment, merger or otherwise) of all or any part of the Investor Stock or of securities or other non-cash property previously received by way of a dividend or other distribution on account of the Investor Stock, but only to the extent Investor Stock or other securities or non-cash property is so disposed and excluding any disposition to one or more other Investors, (2) a disposition of any or all of the assets of the Corporation or any of its Subsidiaries, or (3) a recapitalization of the Corporation or its Subsidiaries, or (B) securities or any other non-cash property (valued at their fair market value) in connection with either (x) any disposition (whether by sale, merger or otherwise) of all or any part of the Investor Stock to a third party, but only to the extent Investor Stock is so disposed and excluding any disposition to one or more other Investors, or
      (y) any disposition of any or all of the assets of the Corporation or any of its Subsidiaries (it being understood that for purposes of this clause
      (i), the terms "disposition," "dispose," and "disposed" shall not include the creation of a pledge, lien or other similar encumbrance unless and until foreclosed upon); PROVIDED, that when determining the amount actually received by Investors after delivery of a notice that the Option will be terminated pursuant to Section 3.2(e), the amount actually received will be deemed to include any amounts to be received by the Investors pursuant to the transaction giving rise to the termination of the Option (to the extent such amounts would otherwise qualify as amounts received pursuant to clauses (A) and (B) above; plus, if applicable,
                  (ii) to the extent that a Public Offering has occurred and the Equity Value is being determined prior to the fifth anniversary of the Grant Date, an amount with respect to each unsold share of Common Stock then owned by the Investors equal to the Trading Value thereof as of such date.

SECTION 1.8 - FRC ENTITIES

                                                                 EXHIBIT 10.12

            "FRC Entities" shall mean investment funds or other entities for which First Reserve Corporation acts as a general and/or managing partner or in respect of which First Reserve Corporation provides investment advice, either directly or through entities controlled by it.

SECTION 1.9 - FIRST RESERVE OPTION

            "First Reserve Option" shall mean the "Option" as defined in the First Reserve Subscription Agreement.

SECTION 1.10 - FIRST RESERVE OPTION SHARES

            "First Reserve Option Shares" shall mean the "Option Shares" as defined in the First Reserve Subscription Agreement.

SECTION 1.11 - FIRST RESERVE OPTION SHARES INVESTMENT RETURN

            "First Reserve Option Shares Investment Return" shall mean an amount equal to (x) the Return Rate on (y) $8,000,000 plus all previously credited First Reserve Option Shares Investment Return. The First Reserve Option Shares Investment Return shall begin to accrue on December 31, 1996 and shall be credited monthly in arrears on the last business day of each month commencing January 31, 1997. The "Return Rate" equals an annual rate per annum equal to the product of (i) 1 MINUS the Applicable Tax Rate multiplied by (ii) the lower of
(A) 8% and (B) the weighted average annual interest rate paid by the Corporation under its principal credit facility during the fiscal quarter immediately preceding the date on which the First Reserve Option Shares Investment Return is being credited as "Investment." The "Applicable Tax Rate" equals the estimated effective (i.e. actual average) federal income tax rate on gross taxable income (expressed as a decimal) for the fiscal year immediately preceding the date on which the First Reserve Option Shares is being credited as "Investment," PROVIDED that for any determination made prior to January 31, 1998, the "Applicable Tax Rate" will equal the estimated effective federal income tax rate on gross taxable income (expressed as a decimal) for 1997. The Return Rate shall be determined in good faith by the Committee.

SECTION 1.12 - FIRST RESERVE SUBSCRIPTION AGREEMENT

            "First Reserve Subscription Agreement" shall mean the Subscription Agreement, dated as of December 31, 1996, between the Company and First Reserve Fund VII, Limited Partnership, as amended, supplemented or otherwise modified from time to time.

                                                                 EXHIBIT 10.12

SECTION 1.13 - GOOD REASON

            "Good Reason" shall mean, except as otherwise provided in an employment agreement between the Corporation and the Optionee, (i) any material reduction by the Corporation of Optionee's authority, duties or responsibilities (except in connection with the termination of Optionee's employment for Cause, as a result of Permanent Disability, or as a result of Optionee's death or Retirement) (ii) any reduction by the Corporation in Optionee's base salary, or
(iii) the Corporation's moving Optionee's place of employment outside the Houston, Texas metropolitan area.

SECTION 1.14 - GRANT DATE

            "Grant Date" shall mean February 21, 1997.

SECTION 1.15 - INVESTMENT

            "Investment" shall mean $30 million invested by Investors in Investor Stock on the Closing Date, plus the amount of any additional cash invested by Investors in Investor Stock after the Closing Date. It is understood and agreed that (i) the $8 million Subordinated Promissory Note purchased by the FRC Entities from Domain Energy Guarantor Corporation, a Delaware corporation, shall not constitute "Investment" and (ii) in the event that the First Reserve Option is exercised, the "Investment" attributable thereto shall be deemed an amount equal to all credited First Reserve Option Shares Investment Return and no other "Investment" shall be deemed made in respect of the First Reserve Option Shares.

SECTION 1.16 - INVESTMENT RETURN HURDLE

             "Investment Return Hurdle" shall be deemed satisfied when the Equity Value with respect to the Investor Stock is equal to or greater than, as of the date of determination, the amount determined by increasing the Investment at a compounded annual rate of 25% commencing on the date of any cash investment by Investors (as to that portion of the Investment made on such date) through and including such date of determination. By way of example, if the Investment is $100 and no additional Investment is made, on the one year anniversary of the Investment the Investment Return Hurdle will equal $125, and on the two year anniversary of the Investment, the Investment Return Hurdle will equal $156.25.

SECTION 1.17 - INVESTORS

            "Investors" shall mean the FRC Entities.

                                                                 EXHIBIT 10.12

SECTION 1.18 - INVESTOR STOCK

            "Investor Stock" shall mean issued and outstanding shares of capital stock of any class or series of the Corporation, so long as such shares were originally acquired by Investors from the Corporation.

SECTION 1.19 - OPTION

            "Option" shall mean the non-qualified option to purchase Common Stock granted under this Agreement, and shall include the Time Option and the Performance Option.

SECTION 1.20 - PERFORMANCE OPTION

            "Performance Option" shall mean that portion of the Option with respect to which the exercisability thereof is governed by Section 3.1(b) hereof. It is understood that the Performance Options are not intended to be stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

SECTION 1.21 - PERMANENT DISABILITY

            The Optionee shall be deemed to have a "Permanent Disability" if the Optionee is unable to engage in the activities required by the Optionee's job by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

SECTION 1.22 - PLAN

            "Plan" shall mean the 1996 Stock Purchase and Option Plan for Key Employees of Domain Energy Corporation and Affiliates, as amended from time to time.

SECTION 1.23 - PRONOUNS

            The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

SECTION 1.24 - PUBLIC OFFERING

            "Public Offering" shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Securities Act of

                                                                 EXHIBIT 10.12

1933, as amended, which has been declared effective by the Securities and Exchange Commission (other than a registration on Form S-8 or other successor form.)

SECTION 1.25 - RETIREMENT

            "Retirement" shall mean the voluntary termination of employment by the Optionee at age 62 or over (or such other age as may be approved by the Board of Directors of the Corporation ) after having been employed by the Corporation for at least three years after the date hereof.

SECTION 1.26 - SECRETARY

            "Secretary" shall mean the Secretary of the Corporation.

SECTION 1.27 - SECURITYHOLDERS AGREEMENT

            "Securityholders Agreement" shall mean the Securityholders Agreement dated as of December 31, 1996 among the Corporation, the FRC Entities and the individuals and trusts signatory thereto.

SECTION 1.28 - SUBSIDIARY

            "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations, or group of commonly controlled corporations (other than the last corporation in the unbroken chain), then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.29 - TIME OPTION

            "Time Option" shall mean that portion of the Option with respect to which the exercisability thereof is governed by Section 3.1(a) hereof.


SECTION 1.30 - TRADING VALUE

            "Trading Value" shall mean with respect to the Common Stock of the Corporation, if on the date as of which Trading Value is being determined (A) such class of capital stock is listed on a national securities exchange, the last sale price, regular way, of such security on the principal national securities exchange on which such security is at the time listed, or if there have been no sales on any such exchange on any such day, the

                                                                 EXHIBIT 10.12

average of the last reported closing bid and lowest asked prices on such exchange at the end of such day, or (B) if such class of capital stock is not so listed, the average of the last reported closing bid and asked prices quoted on the National Association of Securities Dealers Automated Quotations System or
(C) if such class of capital stock is not so quoted, the average of the last reported closing bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case of clauses (A)-(C) averaged over a period of 20 days consisting of the day as of which Trading Value is being determined and the latest 19 consecutive trading days prior to such day.


                                  ARTICLE II

                                GRANT OF OPTION

SECTION 2.1 - GRANT OF OPTION

            For good and valuable consideration, on and as of the date hereof the Corporation irrevocably grants to the Optionee an Option to purchase, from time to time, any part or all of an aggregate number of shares of Common Stock set forth on the signature page hereof, upon the terms and conditions set forth in this Agreement.

SECTION 2.2 - EXERCISE PRICE

            Subject to Section 2.4, (a) the exercise price of the shares of Common Stock covered by the Time Option shall be $3,151.4354 per share, without commission or other charge and the exercise price of the shares of Common Stock covered by the Performance Option shall be $.01 per share, without commission or other charge.

SECTION 2.3 - CONSIDERATION TO THE CORPORATION

            In consideration of the granting of the Option by the Corporation, the Optionee agrees to render faithful and efficient services to the Corporation or a Subsidiary or Affiliate thereof, with such duties and responsibilities as the Corporation shall from time to time prescribe or as may be set forth in an employment agreement between the Corporation and the Optionee. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Corporation or any Subsidiary or Affiliate thereof or shall interfere with or restrict in any way the rights of the Corporation and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without Cause, subject to the terms of any applicable written agreement between or among the Optionee and the Corporation or any of

                                                                 EXHIBIT 10.12

its stockholders, including without limitation the Securityholders Agreement and any employment agreement between the Optionee and the Corporation.

SECTION 2.4 - ADJUSTMENTS IN OPTION PURSUANT TO MERGER, CONSOLIDATION, ETC.

            Subject to Section 9 of the Plan, in the event that the outstanding shares of the Common Stock subject to the Option are, from time to time, changed into or exchanged for a different number or kind of shares of the Corporation or other securities of the Corporation or other entity by reason of a merger, consolidation, recapitalization, Change of Control, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares and/or the amount of consideration as to which or for which, as the case may be, such Option, or portions thereof then unexercised, shall be exercisable. In the event that the Corporation shall acquire Substantial Assets (as such term is defined in the Securityholders Agreement) outside the oil and gas exploration and production business and such acquisition has not been approved by the Chief Executive Officer of the Corporation (either in his capacity as Chief Executive Officer or as a director of the Corporation) if the Committee concludes that the acquisition of such Substantial Assets is anticipated to have an adverse effect on the ability of the Corporation to achieve the Investment Return Hurdle, then the Committee shall make an appropriate and equitable adjustment to the Investment Return Hurdle so that the Optionee is not adversely affected by such acquisition of Substantial Assets. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Corporation and all other interested persons.

                                  ARTICLE III

                           PERIOD OF EXERCISABILITY

SECTION 3.1 - COMMENCEMENT OF EXERCISABILITY

            (a) That portion of the Option constituting the Time Option shall become exercisable as to 20% of the shares of Common Stock subject to the Time Option on the first anniversary of the Grant Date and shall thereafter become exercisable as to an additional 20% of such shares upon each anniversary thereafter. Notwithstanding the foregoing, the Time Option shall become exercisable as to 100% of the shares of Common Stock subject to the Time Option immediately upon (i) a Change of Control, (ii) the receipt of any notice that the Time Option will be terminated pursuant to Section 3.2(e), or (iii) termination of Optionee's employment for the reasons set forth in Section 3.1(c).

                                                                 EXHIBIT 10.12

            (b) That portion of the Option constituting the Performance Option shall become exercisable at any time following the second anniversary of the Grant Date, when the Investment Return Hurdle is met. Notwithstanding the foregoing, the Performance Option shall become exercisable as to 100% of the shares of Common Stock subject to the Performance Option on the ninth anniversary of the Grant Date.

            (c) In the event Optionee's employment is terminated (i) by reason of death, Permanent Disability (as defined below) or Retirement or (ii) by the Corporation without Cause or by the Optionee for Good Reason, then the Optionee's Time Option shall become fully exercisable, but if the Performance Option is not exercisable as of the Optionee's termination of employment, it shall be immediately cancelled.

SECTION 3.2 - EXPIRATION OF OPTION

            Except as otherwise provided in the Securityholders Agreement (including, without limitation, the Optionee's rights to put the Option to the Corporation thereunder), the Option may not be exercised to any extent by the Optionee after the first to occur of the following events:

            (a)  The tenth anniversary of the Grant Date; or

            (b) The first anniversary of the date of the Optionee's termination of employment by reason of death, Permanent Disability or Retirement; or

            (c) The first business day which is 90 calendar days after termination of employment of the Optionee by the Corporation without Cause or by Optionee for Good Reason; or

            (d) The date of an Optionee's termination of employment by the Corporation with Cause or by Optionee without Good Reason; or

            (e) If the Committee so determines pursuant to Section 9 of the Plan, the effective date of either the merger or consolidation of the Corporation into another Person (unless the consideration received by the stockholders of the Corporation in such merger or consolidation consists entirely of common stock of the surviving corporation), the exchange of all or substantially all of the assets of the Corporation for the securities of another corporation, a Change of Control, or the recapitalization, reclassification, liquidation or dissolution of the Corporation. At least ten (10) days prior to the effective date of any of the events set forth in such Section 9 of the Plan, the Committee shall give the Optionee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.2.

                                                                 EXHIBIT 10.12

                                  ARTICLE IV

                              EXERCISE OF OPTION

SECTION 4.1 - PERSON ELIGIBLE TO EXERCISE

            During the lifetime of the Optionee, only he may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under
Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

SECTION 4.2 - PARTIAL EXERCISE AND PERIODS OF UNEXERCISABILITY

            Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time and from time to time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

SECTION 4.3 - MANNER OF EXERCISE

            The Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

            (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

            (b) Payment for the shares with respect to which such Option or portion thereof is exercised (i) by cash or check on the date of exercise (such cash or check may be delivered on behalf of a Optionee by a stock broker designated by the Corporation to whom the Optionee has submitted an irrevocable notice of election, on forms approved by the Corporation, to sell shares of Common Stock deliverable upon exercise of an Option), (ii) through the delivery of shares of Common Stock having a Fair Market Value (as defined in the Plan) equal to the full amount of the exercise price,
      (iii) by the withholding by the Corporation from the shares of Common Stock issuable upon any exercise of the Option that number of shares having a Fair Market

                                                                 EXHIBIT 10.12

      Value equal to such exercise price pursuant to a written election delivered to the Committee prior to the date of exercise, or (iv) by a combination of such methods;

            (c) A written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the "Act"), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Corporation against and hold it free and harmless from any loss, damage, expense or liability resulting to the Corporation if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations;

            (d) Full payment to the Corporation of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option, which payment shall be (i) by cash or check or (ii) by electing, pursuant to a written notice delivered to the Committee prior to the date of exercise, to have shares of Common Stock (having an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable tax withholding requirements) withheld from the shares deliverable upon such exercise;

            (e) An executed Securityholders Agreement, or appropriate proof that a Securityholders Agreement has been previously executed by the Optionee; and

            (f) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares.

                                                                 EXHIBIT 10.12

SECTION 4.4 - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

            The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Corporation. Such shares shall be fully paid and nonassessable. The Corporation shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

            (a) The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

            (b) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

SECTION 4.5 - RIGHTS AS STOCKHOLDER

            The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Corporation in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until the Option has been exercised and the relevant shares purchased.


                                   ARTICLE V

                                 MISCELLANEOUS

SECTION 5.1 - ADMINISTRATION

            The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

                                                                 EXHIBIT 10.12

SECTION 5.2 - OPTION NOT TRANSFERABLE

            Except as provided in the Securityholders Agreement, neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 5.3 - SHARES TO BE RESERVED

            The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

SECTION 5.4 - NOTICES

            Any notice to be given under the terms of this Agreement to the Corporation shall be addressed to the Corporation in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Corporation of his status and address by written notice under this Section 5.4. Any notice shall have been deemed duly given (i) when delivered by hand, (ii) two business days after being mailed, certified or registered mail, return receipt requested, with postage prepaid, (iii) when sent by telegram or telecopy (the receipt of which is confirmed) or (iv) one business day after being sent by Express Mail, Federal Express or other nationally recognized overnight courier service.

SECTION 5.5 - TITLES

            Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

SECTION 5.6 - APPLICABILITY OF PLAN AND SECURITYHOLDERS AGREEMENT

                                                                 EXHIBIT 10.12

            The Option and the shares of Common Stock issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan and the Securityholders Agreement, to the extent applicable to the Option and such shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Securityholders Agreement, the terms of the Securityholders Agreement shall control.

SECTION 5.7 - AMENDMENT

            This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

SECTION 5.8 - GOVERNING LAW

            THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 5.9 - JURISDICTION

            Any suit, action or proceeding against the Optionee with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Delaware, and the Optionee hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Optionee hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Corporation with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Delaware, and the Optionee hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Corporation hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.

                                                                 EXHIBIT 10.12

            IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

DOMAIN ENERGY CORPORATION


By:   /S/RICK G. LESTER
      Rick G. Lester
      Vice President and
      Chief Financial Officer


OPTIONEE

            /S/MICHAEL V. RONCA
Address:    17318 Chagall Lane
            Spring, TX  77379


Optionee's Taxpayer Identification
Number:

Aggregate number of shares of Common Stock for which the Time Option granted hereunder is exercisable (50% of total number of shares):

                                      225

Aggregate number of shares of Common Stock for which the Performance Option granted hereunder is exercisable (50% of total number of shares):

                                      225

                                     16